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                                                                     Exhibit 5.1

                 [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]


                                December 12, 2003


PXRE Group Ltd.
Swan Building
26 Victoria Street
Hamilton HM 12
Bermuda

Ladies and Gentlemen:

                  We have acted as counsel to PXRE Group Ltd., a Bermuda company (the "Company"), in connection with the issue and sale by the Company of 1,068,300 shares of its common shares, par value $1.00 per share (the "Offered Common Shares"), under and pursuant to the Registration Statement on Form S-3, Registration No. 333-105589 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), which was declared effective by the Securities and Exchange Commission (the "Commission") on October 27, 2003; the Prospectus, dated November 26, 2003, and a preliminary Prospectus Supplement dated November 26, 2003, each filed with Commission pursuant to Rule 424(b)(3) under the Act on November 28, 2003; and the Purchase Agreement, dated as of December 10, 2003, by and among the Company, Phoenix Life Insurance Company, as the selling shareholder, and the several underwriters named in Schedule A thereto (the "Purchase Agreement") and the Prospectus and final Prospectus Supplement, each dated December 10, 2003 with respect to the Offered Common Shares, filed with the Commission on the date hereof.

                  In the above capacity and for the purpose of rendering the opinion set forth below, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and other documents and certificates of public officials and of officers and representatives of the Company as we deemed necessary. In our examination, we have assumed, without investigation or independent verification, (i) the legal capacity of all natural persons, (ii) the genuineness of all signatories, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as originals and (v) the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed or photostatic copies. In rendering this opinion, we have also assumed
(A) the taking of appropriate action (corporate or otherwise) by the Company and, as applicable, its shareholders, (B) the compliance with the "blue sky" laws of certain states and (C) that the Offered Common Shares will be duly authorized and validly issued, fully paid and nonassessable. As to any facts material to this opinion, we have, when relevant facts were not independently established or verified by us, relied upon the aforesaid records, certificates and documents.

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SIDLEY AUSTIN BROWN & WOOD LLP                                         NEW YORK

December 12, 2003
Page 2

                  Based upon the foregoing examination and subject to the assumptions and limitations set forth herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Registration Statement has been declared effective under the 1933 Act; the filing of the Prospectus and the final Prospectus Supplement pursuant to Rule 424(b)(2) has been made in the manner and within the time period required by Rule 424(b)(2); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in each of the related prospectuses. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                           Very truly yours,


                                           /s/  Sidley Austin Brown & Wood LLP